Exhibit E

Ministry of Finance and Planning 30 National Heroes Circle Kingston 4 Jamaica	Allen & Overy LLP 1221 Avenue of the Americas New York NY 10020 USA Tel +1 212 610 6300 Fax +1 212 610 6399

Our ref                 0068270-0000039 NY:20605852.2

November 12, 2014

Dear Ladies and Gentlemen:

We have acted as special United States counsel to the Government of Jamaica (Jamaica) in connection with the preparation and filing with the Securities and Exchange Commission (the Commission) under the Securities Act of 1933, as amended (the Securities Act), of Jamaica’s Registration Statement under Schedule B (the Registration Statement) relating to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the Prospectus) and one or more supplements to the Prospectus, of up to $1,000,000,000 aggregate principal amount of Jamaica’s debt securities (the Debt Securities). The Debt Securities are to be issued in one or more series in accordance with the provisions of a fiscal agency agreement (the Fiscal Agency Agreement) to be entered into between Jamaica and the fiscal agent specified therein (the Fiscal Agent).

A.	DOCUMENTS

In rendering the opinion expressed below, we have examined the following documents: (i) the Registration Statement, including the Prospectus forming a part thereof, (ii) the form of Amended and Restated Fiscal Agency Agreement filed as an exhibit to the Registration Statement, (iii) the form of Debt Securities included in the form of Amended and Restated Fiscal Agency Agreement and (iv) the form of Underwriting Agreement filed as an exhibit to the Registration Statement.

The agreements, instruments and other documents referred to in the above paragraph are herein referred to as the Relevant Documents.

We have reviewed originals or copies certified or otherwise identified to our satisfaction of such instruments and other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

Allen & Overy LLP is a limited liability partnership registered in England and Wales with registered number OC306763. It is authorized and regulated by the Solicitors Regulation Authority of England and Wales. Allen & Overy LLP is a multi-jurisdictional law firm with lawyers admitted to practise in a variety of jurisdictions. A list of the members of Allen & Overy LLP and their professional qualifications is open to inspection at its registered office, One Bishops Square, London, E1 6AD and at the above address. The term partner is used to refer to a member of Allen & Overy LLP or an employee or consultant with equivalent standing and qualifications.

Allen & Overy LLP or an affiliated undertaking has an office in each of: Abu Dhabi, Amsterdam, Antwerp, Athens, Bangkok, Beijing, Belfast, Bratislava, Brussels, Bucharest (associated office), Budapest, Casablanca, Doha, Dubai, Düsseldorf, Frankfurt, Hamburg, Hong Kong, Jakarta (associated office), London, Luxembourg, Madrid, Mannheim, Milan, Moscow, Munich, New York, Paris, Perth, Prague, Riyadh (associated office), Rome, São Paulo, Shanghai, Singapore, Sydney, Tokyo, Warsaw and Washington, D.C.

B.	ASSUMPTIONS

In giving this opinion, we have assumed the following (without independent verification):

1.	the legal capacity of all natural persons, the authority of all persons signing each of the documents on behalf of the parties to such documents and the genuineness of all signatures;

2.	the conformity to original documents and the completeness of all documents submitted to us (i) as certified or conformed copies or photocopies, or (ii) by facsimile transmission, and the authenticity of the originals of such documents;

3.	the certificates and other documents to which we have referred herein were when made, and remain, accurate, and there have been no variations to any such certificates or documents;

4.	insofar as any obligation is to be performed in a jurisdiction other than the State of New York, its performance would not be illegal or ineffective under the laws of that jurisdiction; and

5.	that each of Jamaica and the Fiscal Agent has satisfied or will satisfy those legal requirements that are applicable to it under any law other than the federal law of the United States and the law of the State of New York to the extent necessary to make the Fiscal Agency Agreement and the Notes (with respect to Jamaica) enforceable against it (except that no such assumption is made as to Jamaica regarding matters of the federal law of the United States of America or the law of the State of New York).

C.	LIMITATIONS

Our opinion expressed below is subject to the following limitations:

1.	We express no opinion as to matters of fact.

2.	For purposes of the opinion expressed in item D herein, we are members of the bar of the State of New York and we have not investigated and do not express any opinion as to the laws of any jurisdiction other than the Applicable Laws. As used in this opinion, the term Applicable Laws refers to the laws of the State of New York and of the United States of America, in each case in effect on the date of this opinion, and to the extent they are normally applicable in relation to transactions of the type provided in the Relevant Documents, and excluding any law, rule or regulation relating to the securities or “blue sky” laws of any other State of the United States.

D.	OPINION

It is our opinion that when (i) the Fiscal Agency Agreement, in the form filed as an exhibit to the Registration Statement, has been duly authorized, executed and delivered by the parties thereto and (ii) the Debt Securities of a particular series offered pursuant to the Registration Statement have been duly authorized by Jamaica, duly executed and authenticated in accordance with the Fiscal Agency Agreement and duly delivered to and paid for by the purchasers thereof, such Debt Securities will constitute valid and binding obligations of Jamaica, enforceable against Jamaica in accordance with their terms.

E.	QUALIFICATIONS

The foregoing opinion is subject to the following comments and qualifications:

1.	Our opinion is subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, preference, equitable subordination, moratorium and other similar laws affecting the rights and remedies of creditors generally and to possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights. Our opinion is also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith, fair dealing and equitable principles affecting the enforceability of obligations of sovereigns, regardless of whether considered in a proceeding in equity or at law. We give no opinion as to the availability of equitable remedies.

2.	The enforceability of provisions in the Relevant Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

3.	We express no opinion as to the effect of the laws of any jurisdiction in which any of the parties to the Relevant Documents are located (other than the State of New York, as the case may be) that limit the interest, fees or other charges such party may impose.

4.	Our opinion is subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

5.	Our opinion is subject to the enforceability in the United States of America of the waiver of immunities by Jamaica as set out in the Fiscal Agency Agreement and the Notes and such waiver of immunities are subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976, as amended.

6.	We note that under certain circumstances the federal courts located in the State of New York may decline to exercise subject matter jurisdiction to adjudicate a controversy relating to or arising under the Agreements, but this does not affect the ability of a party to the Agreements to bring an action relating to or arising under the Agreements in a New York state court.

The foregoing opinion is limited to the federal law of the United States of America and the law of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Validity of the Debt Securities” in the Prospectus forming a part of the Registration Statement and in any supplement to such Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under the Securities Act or under the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Allen & Overy LLP

Allen & Overy LLP

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